UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 1, 2015

Date of Report (Date of earliest event reported)

QUANTUMSPHERE, INC.
(Exact name of registrant as specified in its charter)

000-53913
(Commission File Number)

Nevada	20-3925307
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

2905 Tech Center Drive, Santa Ana, CA 92705
(Address of principal executive offices, with zip code)

714-545-6266
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The disclosure set forth below under Item 3.02 is hereby incorporated by reference into this Item 1.01.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION

The disclosure set forth below under Item 3.02 is hereby incorporated by reference into this Item 2.03.

ITEM 3.02 UNREGISTERED SALE OF EQUITY SECURITIES.

Note Purchase Agreement, Subordinated Convertible Promissory Notes and Warrants

  On May 28, 2015 (the “Closing Date”), QuantumSphere, Inc., a Nevada corporation (the “Registrant”), entered into a Note Purchase Agreement with certain accredited investors (the “Lenders”) pursuant to which the Registrant issued Five Hundred Ten Thousand Dollars ($510,000) in Subordinated Convertible Promissory Notes (“Notes”) with detachable common stock purchase warrants (“Warrants”).

Pursuant to the terms of the Security Agreement entered into by and between the Registrant and the Lenders (the “Security Agreement”), the Notes are secured by all of the assets of the Registrant, including, without limitation, all tangible and intangible assets (collectively, the “Assets”). Lenders received a security interest (the “Security Interest”) in the Assets of the Registrant that is junior, or subordinated, to the senior security interest of Novus Capital Group, LLC, a Delaware limited liability company (“Novus”), the Registrant’s senior secured lender.

The Notes shall bear simple interest at the rate of ten percent (10%) per annum and will mature upon the earlier of (i) one (1) year from the date of issuance of the Notes, or (ii) closing of an equity financing of Four Million Dollars ($4,000,000) or more (“Qualifying Equity Financing”). The default interest rate shall be eighteen percent (18%) per annum. All interest shall accrue and be payable at maturity in the form of either, (i) cash, in the event a Qualifying Equity Financing has not occurred prior to the one (1) year anniversary of the Notes, or (ii) common stock, if a Qualifying Equity Financing has occurred prior to the one (1) year anniversary of the Notes.

All outstanding principal and accrued interest under the Notes will be automatically converted into shares of common stock of the Registrant at the closing of a Qualifying Equity Offering based upon a conversion price equal to the lesser of (i) a twenty percent (20.0%) discount to the price per share of common stock of the Qualifying Equity Financing, or (ii) a twenty percent (20.0%) discount to the closing bid price of the Registrant’s common stock on the Closing Date as listed for trading on the Over The Counter Bulletin Board under the symbol “QSIM”. Alternatively, the outstanding principal and accrued interest may be voluntarily converted, at the sole discretion of the Lender, at any time prior to the close of the Qualifying Equity Offering, in whole or in part, at a conversion price per share equal to a twenty percent (20.0%) discount to the closing bid price of the Registrant’s common stock on May 28, 2015 as listed for trading on the Over The Counter Bulletin Board under the symbol “QSIM”.

In connection with the Notes, the Lenders shall also be issued Warrants equal to 50% of the face value of the Notes based upon an exercise price (the “Exercise Price”) equal to the lesser of (i) a twenty percent (20.0%) discount to the price per share of common stock of a Qualifying Equity Financing, or (ii) a twenty percent (20.0%) discount to the closing bid price of the Registrant’s common stock on the Closing Date as listed for trading on the Over The Counter Bulletin Board under the symbol “QSIM”. The Warrants shall be exercisable for a period of five (5) years.

Pursuant to the terms of the Registration Rights Agreement entered into by and between the Registrant and the Lenders (the “Registration Rights Agreement”), the Lenders received unlimited piggyback registration rights with respect to all equity securities issued in conjunction with (i) the conversion of the Notes (if applicable), and (ii) the exercise of Warrants (together, the “Registrable Securities”).

The foregoing description of the Note Purchase Agreement, Notes, Warrants, Security Agreement and Registration Rights Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entireties by reference to the Note Purchase Agreement which is attached hereto as Exhibit 10.1 and incorporated by reference herein. The form of the Notes, Warrants, Security Agreement and Registration Rights Agreements are included as exhibits to the Note Purchase Agreement and attached hereto to Exhibit 10.1.

ITEM 8.01 OTHER EVENTS

The Registrant has received a commitment from Novus to provide an additional One Hundred Twenty-Seven Thousand Five Hundred Dollars ($127,500) in debt funding. The funding will be under the same terms as the Registrant’s outstanding senior debt in that certain Loan and Security Agreement by and between Novus and the Registrant dated June 19, 2014, the terms of which are set forth in the Registrant’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on June 23, 2014, and which are incorporated into this Item 8.01 by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
10.1	Note Purchase Agreement (Form of Notes, Warrants, Security Agreement and Registration Rights Agreement are attached as Exhibits A-D)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUMSPHERE, INC.

Date: June 1, 2015	By	/s/ Kevin D. Maloney
Kevin D. Maloney
	Title:	President and Chief Executive Officer